UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2014

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On February 5, 2014, Lilis Energy, Inc. (the “Company”) entered into a binding Letter of Intent (the “LOI”) with Shoreline Energy Corp., an Alberta, Canada corporation (“Shoreline”), contemplating the combination of the businesses of the Company and Shoreline by way of a court-approved plan of arrangement (the “Arrangement”) pursuant to the provisions of the Alberta Business Corporations Act. The parties intend that the Arrangement will be structured such that the issuance of the Company’s shares to the Shoreline shareholders and all other transactions in securities under the Arrangement will be exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on Section 3(a)(10) of the Act.

As set forth in the LOI, pursuant to the Arrangement, (i) all outstanding common stock of Shoreline would be exchanged for 6,666,666 shares of common stock of the Company; (ii) all outstanding options of Shoreline would be either exercised prior to closing, converted to options to acquire a like number of the Company’s common shares, or cancelled for nominal consideration, as determined by Shoreline and/or the holder(s) of the Shoreline options; and (iii) all outstanding warrants to acquire common stock of Shoreline would be converted to warrants to acquire a like number of the Company’s common shares in accordance with their terms and pursuant to the Arrangement. Upon consummation of the Arrangement, Shoreline would become a wholly owned subsidiary of the Company.

The LOI contemplates that the Company and Shoreline will enter into a definitive arrangement agreement governing the Arrangement on or before April 30, 2014. The Arrangement is subject to certain conditions set forth in the LOI, including, but not limited to, (a) entry into the definitive agreement contemplated above, (b) the approval of the securityholders of both the Company and Shoreline as well as the approval of the Court of Queen's Bench of Alberta, (c) any necessary approval of NASDAQ, (d) each party having completed its due diligence investigation with results satisfactory to such party, (e) each party obtaining customary fairness opinions, (f) Shoreline having received approval of the holders of its outstanding debentures to convert such debentures into preferred shares of the Company, (g) Shoreline shareholders holding not more than 5% of its common stock having validly exercised and not withdrawn dissent rights, and (h) each company having completed certain refinancing transactions as further set forth in the LOI. In addition, the LOI includes the agreement of Shoreline to immediately cease, and not to solicit or initiate discussions concerning, any alternative transactions to the proposed Arrangement.

Item 7.01             Regulation FD Disclosure

On February 6, 2014, the Company issued a press release announcing the LOI. A copy of that press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1*	Press Release of Lilis Energy, Inc. dated February 6, 2014

* Furnished herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2014	LILIS ENERGY, INC.

	By:	/s/ A. Bradley Gabbard
Chief Financial Officer and Chief Operating Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release of Lilis Energy, Inc. dated February 6, 2014

* Furnished herewith.

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